Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-58127, 333-125004 and 333-42366) of Telephone and Data Systems, Inc. on Form S-8 of our report dated June 27, 2008 relating to the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan appearing in this Annual Report on Form 11-K of Telephone and Data Systems, Inc. for the year ended December 31, 2007.

/s/McGladrey & Pullen, LLP

Deerfield, Illinois

June 27, 2008